UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

New York Community Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-31565	06-1377322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Duffy Avenue Hicksville, New York	11801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 683-4100

615 Merrick Avenue, Westbury, New York 11590

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NYCB	The New York Stock Exchange
Bifurcated Option Note Unit SecuritiES SM	NYCB PU	The New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PA	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2021, New York Community Bancorp, Inc. (the “Company”) issued a news release reporting its financial results for the three and six months ended June 30, 2021. A copy of the news release is attached as Exhibit 99.1 to this report.

Item 8.01 Other Events.

On July 28, 2021, the Company announced that its Board of Directors declared a $0.17 per diluted common share dividend, payable on August 17, 2021 to shareholders of record as of August 7, 2021.

Item 9.01 Financial Statements and Exhibits.

Attached as Exhibit 99.1 is the news release issued by the Company on July 28, 2021 to report its financial results for the three and six months ended June 30, 2021.

(d)	Exhibits

Number	Description

Exhibit 99.1	Earnings Release

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New York Community Bancorp, Inc.

Date: July 28, 2021	By:	/s/ Salvatore J. DiMartino
Salvatore J. DiMartino Senior Managing Director Director, Investor Relations and Strategic Planning